LOCK-UP AND RESALE RESTRICTION AGREEMENT
This LOCK-UP AND RESALE RESTRICTION AGREEMENT (the “Agreement”) is made and entered into as of September 14, 2017, by and between VICTORY ENERGY CORPORATION, a Nevada corporation (the “Victory”), and Navitus Energy Group, a Texas Corporation (the “Holder”).
RECITALS
On August 21, 2017, Victory and the Holder entered into a Divestiture Agreement, which, in accordance with the terms therein, was amended by Amendment No. 1 to the Divestiture Agreement, dated September 14, 2017, between Victory and the Holder (as so amended, the “Divestiture Agreement”). The Divestiture Agreement provides for the issuance to the Holder of 166,549,134 shares of Victory’s Common Stock (or 4,382,872 shares of Common Stock following Victory’s planned 1-for-38 reverse stock split) upon closing of the transactions contemplated by the Divestiture Agreement (the “Closing”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Divestiture Agreement.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.RESTRICTIONS ON TRANSFER. The Holder shall not, directly or indirectly, prior to the termination of this Agreement: (a) transfer, assign, sell, lend, sell short, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, any or all of the capital stock received by the Holder at the Closing or thereafter in connection with the transactions contemplated by the Divestiture Agreement (all such securities of the Holder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (b) enter or offer to enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay the Holder’s compliance with its obligations hereunder; or (c) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer.
2.STOP TRANSFER ORDERS. The Holder hereby acknowledges and agrees that Victory shall be entitled, during the term of this Agreement, to cause any transfer agent for the Subject Securities to decline to effect any Transfer of the Subject Securities except as permitted by this Agreement and to note stop transfer restrictions on the stock register and other records relating to Subject Securities except to the extent transfers are permitted hereunder, and the Holder agrees to execute and deliver any further documents reasonably requested by Victory in furtherance of the same.
3.PERMITTED TRANSFERS. Notwithstanding the foregoing, the restrictions set forth herein shall not apply to the following Transfers of Subject Securities by the Holder:
a.    Any Transfer to an Affiliate or an equity holder of the Holder if such Transfer is not for value; provided, however, that it shall be a condition to the Transfer that (i) the transferee executes and delivers to Victory, not later than one business day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to Victory to be bound by all of the terms of this Agreement and (ii) if the Holder is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Holder shall include a statement in such report to the effect that such Transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the Holder and is not a Transfer for value. For purposes hereof, “Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.
b.    Transfers in an amount that does not exceed five percent (5%) of the total Subject Securities received by the Holder in the transactions contemplated by the Divestiture Agreement per calendar month (pro-rated in the case of partial calendar months).
4.TRANSFERS IN VIOLATION VOID. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void.
5.BINDING EFFECT; WAIVER. This Agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries. Any waiver by Victory of any of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by Victory and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.
6.TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the first anniversary of the Closing or sooner upon the consent of Victory and the Holder.
7.MISCELLANEOUS. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.
VICTORY:

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

HOLDER:

NAVITUS ENERGY GROUP
BY: JAMES CAPITAL CONSULTING, LLC,
its Managing Partner

By:     /s/ Ronald Zamber
Name: Ronald Zamber
Title: Managing Member

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